SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2017

Synalloy Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-19687	57-0426694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	4510 Cox Road, Suite 201, Richmond, Virginia	23060
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (864) 585-3605

Inapplicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
On February 28, 2017, Bristol Metals, LLC, a Tennessee limited liability company (“Bristol Metals”) and a subsidiary of Synalloy Corporation, a Delaware corporation (“Synalloy”), entered into Amendment No. 1 to Asset Purchase Agreement (the “Amendment”) with Marcegaglia USA, Inc., a Pennsylvania corporation (“MUSA”), to amend the Asset Purchase Agreement between Bristol Metals and MUSA dated December 9, 2016 (the “APA”) to include, among other things, finished goods inventory as part of the purchased assets. A further description of the Amendment is set forth in Item 2.01 of this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

On February 28, 2017, Bristol Metals entered into a Memorandum of Understanding (the “Assignment”) with MUSA and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union AFL-CIO, on behalf of Local Union 5852-22 (the “Union”). Pursuant to the Assignment, MUSA assigned its rights and obligations under the Collective Bargaining Agreement between MUSA and the Union dated October 1, 2013 (the “CBA”) to Bristol Metals as a result of Bristol Metals’ purchase of MUSA’s welded stainless steel pipe and tube operations in Munhall, Pennsylvania. Additionally, Bristol Metals and the Union amended the terms of the CBA to include a modest wage increase and to extend the CBA’s termination date to September 30, 2018.

The descriptions of the Amendment and the Assignment contained in this Current Report on Form 8-K are a summary and are qualified in their entirety by the terms of the Amendment and the Assignment. The Company will file the Amendment and the Assignment with the U.S. Securities and Exchange Commission as an exhibit to its Annual Report on Form 10-K.

ITEM 2.01 Completion of Acquisition or Disposition of Assets
As previously reported, on December 9, 2016, Bristol Metals entered into an Asset Purchase Agreement (the “APA”) with MUSA. On February 28, 2017, pursuant to the terms and conditions of the APA, as amended by the Amendment, Bristol Metals completed its purchase of MUSA’s welded stainless steel pipe and tube operations in Munhall, Pennsylvania (the “Business”). Bristol Metals did not acquire MUSA’s assets relating to its ongoing galvanized and ornamental tubing operations. At closing, Bristol Metals entered into a facility lease with MUSA to continue operating the Business at the Munhall, Pennsylvania facility.

The purchase price for the all-cash acquisition was approximately $14.95 million. MUSA will also receive quarterly earn-out payments for a period of four years following closing. Aggregate earn-out payments will be at least $3 million, with no maximum. Actual payouts will equate to three percent (3%) of Bristol Metals’ incremental revenue, if any, from the amount of small diameter stainless steel pipe and tube (outside diameter of ten inches or less) sold.

Synalloy funded the acquisition with a draw against its recently closed $45 million asset based line of credit with Branch Banking and Trust Company.

Other than in respect to the transaction discussed above, there are no material relationships between the parties involved and the registrant or any of its affiliates, or any director or officer of the registrant, or any associate of any such director or officer.

A copy of the press release announcing the closing of this transaction is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by Synalloy Corporation on March 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /S/ CRAIG C. BRAM
Craig C. Bram
Chief Executive Officer

By: /S/ DENNIS M. LOUGHRAN
Dennis M. Loughran
Chief Financial Officer

Dated: March 6, 2017

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued March 1, 2017.

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